FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

Pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, on December 10, 2003, the following executive officers of Evolving Systems, Inc. (the “Company”) entered into selling plans as described below:

Stephen K. Gartside, Jr., Executive Vice President of Sales and Operations, entered into an agreement to exercise 60,000 incentive stock options and to exercise and sell up to 84,000 non-statutory stock options of the Company (the “Plan”).  Under the Plan, Mr. Gartside will exercise 5,000 incentive stock options each month and will exercise and sell up to 7,000 non-statutory stock options each month over a period commencing January 1, 2004 and ending December 31, 2004.

Brian R. Ervine, Sr. Vice President and Chief Financial Officer entered into an agreement to exercise and sell up to 40,000 incentive stock options of the Company.  Under the Plan, Mr. Ervine will sell up to 4,000 shares per month over a period commencing January 1, 2004 and ending December 10, 2004.

Anita T. Moseley, Sr. Vice President and General Counsel entered into an agreement to exercise and sell up to 62,400 non-statutory stock options of the Company.  Under the Plan, Ms. Moseley will sell up to 1,200 shares per week over a period commencing January 1, 2004 and ending December 28, 2004.

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: December 16, 2003	By:	/s/ George A. Hallenbeck
George A. Hallenbeck
Chief Executive Officer